                                                                       EXHIBIT 1

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                               KOHL'S CORPORATION



                            (a Wisconsin corporation)



                               6.3% Notes due 2011




                               PURCHASE AGREEMENT









Dated:  March 1, 2001









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                                TABLE OF CONTENTS

SECTION 1.            Representations and Warranties by the Company.          2

    (a)      Representations and Warranties.                                  2

             (i)      Offering Memorandum.                                    2

             (ii)     Incorporated Documents.                                 2

             (iii)    Independent Accountants.                                3

             (iv)     Financial Statements.                                   3

             (v)      No Material Adverse Change in Business.                 3

             (vi)     Good Standing of the Company.                           4

             (vii)    Good Standing of Designated Subsidiaries.               4

             (viii)   Capitalization.                                         4

             (ix)     Authorization of Agreement.                             4

             (x)      Authorization of the Indenture.                         4

             (xi)     Authorization of the Supplemental Indenture.            4

             (xii)    Authorization of the Securities.                        5

             (xiii)   Authorization of the Registration Rights Agreement.     5

             (xiv)    Absence of Defaults and Conflicts; Absence of Further
                      Requirements.                                           5

             (xv)     Absence of Proceedings.                                 6

             (xvi)    Possession of Licenses and Permits.                     6

             (xvii)   Environmental Laws.                                     6

             (xviii)  Investment Company Act.                                 6

             (xix)    Similar Offerings.                                      7

             (xx)     Rule 144A Eligibility.                                  7

             (xxi)    No General Solicitation.                                7

             (xxii)   No Registration Required.                               7


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             (xxiii)  Reporting Company.                                      7

             (xxiv)   No Directed Selling Efforts.                            7

             (xxv)    No Stabilization or Manipulation.                       8

    (b)      Officer's Certificates.                                          8

SECTION 2.            Sale and Delivery to Initial Purchasers; Closing.       8

    (a)      Securities.                                                      8

    (b)      Payment.                                                         8

    (c)      Denominations; Registration.                                     9

SECTION 3.            Covenants of the Company.                               9

    (a)      Offering Memorandum.                                             9

    (b)      Notice and Effect of Material Events.                            9

    (c)      Amendment to Offering Memorandum and Supplements.               10

    (d)      Qualification of Securities for Offer and Sale.                 10

    (e)      Rating of Securities.                                           10

    (f)      DTC.                                                            10

    (g)      Use of Proceeds.                                                10

    (h)      Restriction on Sale of Securities.                              10

SECTION 4.            Payment of Expenses.                                   11


    (a)      Expenses.                                                       11

    (b)      Termination of Agreement.                                       11

SECTION 5.            Conditions of Initial Purchasers' Obligations.         11


    (a)      Opinion of Counsel for Company.                                 11

    (b)      Opinion of General Counsel for Company.                         12

    (c)      Opinion of Counsel for Initial Purchasers.                      12

    (d)      Officers' Certificate.                                          12

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    (e)      Accountants' Comfort Letter.                                    12

    (f)      Maintenance of Rating.                                          13

    (g)      Additional Documents.                                           13

    (h)      Termination of Agreement.                                       13

SECTION 6.          Subsequent Offers and Resales of the Securities.         13

    (a)      Offer and Sale Procedures.                                      13

             (i)    Offers and Sales only to Qualified Institutional Buyers,
                    Institutional Accredited Investors and Non-US persons.   13

             (ii)   No General Solicitation.                                 14

             (iii)  No Directed Selling Efforts.                             14

             (iv)   Purchases by Non-Bank Fiduciaries.                       14

             (v)    Subsequent Purchaser Notification.                       14

             (vi)   Minimum Denomination Amount.                             14

             (vii)  Restrictions on Transfer.                                15

         (b) Covenants of the Company.                                       15

             (i)    Integration.                                             15

             (ii)   Rule 144A Information.                                   15

             (iii)  Restriction on Resales.                                  15

         (c) Qualified Institutional Buyer.                                  16

             (d)    Resale Pursuant to Rule 903 of Regulation S or Rule
                    144A.                                                    16

SECTION 7.          Indemnification and Contribution.                        16

SECTION 8.          Representations, Warranties and Agreements to Survive
                    Delivery.                                                19

SECTION 9.  Termination of Agreement.                                        19

         (a) Termination; General.                                           19

         (b) Liabilities.                                                    20

SECTION 10.  Default by One or More of the Initial Purchasers.               20


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SECTION 11.  Notices.                                                        21

SECTION 12.  Parties.                                                        21

SECTION 13.  GOVERNING LAW AND TIME.                                         21

SECTION 14.  Effect of Headings.                                             21



SCHEDULES
             Schedule A - List of Initial Purchasers                    Sch A-1

             Schedule B - Pricing Information                           Sch B-1

EXHIBITS
             Exhibit A - Form of Opinion of Company's Counsel               A-1

             Exhibit B - Form of Opinion of Company's General Counsel       B-1

ANNEXES
             Annex A - Form of Accountants' Comfort Letter            Annex A-1


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                               KOHL'S CORPORATION
                            (a Wisconsin corporation)

                                  $300,000,000
                               6.3% Notes due 2011


                               PURCHASE AGREEMENT

                                                                   March 1, 2001

Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Lehman Brothers Inc.

c/o   Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York  10036

Ladies and Gentlemen:

                  Kohl's Corporation, a Wisconsin corporation (the "Company"), confirms its agreement with Morgan Stanley & Co. Incorporated ("Morgan Stanley") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Morgan Stanley & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., acting as representative(s) (in such capacity, the "Representative(s)"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $300,000,000 aggregate principal amount of the Company's 6.3% Notes due 2011 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of December 1, 1995 (the "Indenture"), as amended by the Second Supplemental Indenture dated as of March 8, 2001 (the "Supplemental Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

                  The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon


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exemptions therefrom. Pursuant to the terms of the Securities, the Indenture and the Supplemental Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the
"Commission")).

                  The Company has prepared and as soon as practicable will deliver to each Initial Purchaser, copies of an offering memorandum dated March 1, 2001 (the "Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum or any amendment or supplement thereto, including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

                  SECTION 1.   REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

                  (a)      Representations and Warranties.

                    The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in
Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:


                  (i)      Offering Memorandum.

                    The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser expressly for use in the Offering Memorandum.

                  (ii)     Incorporated Documents.

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                    The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii)    Independent Accountants.

                    The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

                  (iv)     Financial Statements.

                    The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as stated therein, and, with respect to interim financial statements, subject to year-end adjustments and the absence of complete footnotes. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

                  (v)      No Material Adverse Change in Business.

                    There has not occurred any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"), from that set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto effected subsequent to the date of this Agreement).


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                  (vi)     Good Standing of the Company.

                    The Company is validly existing as a corporation in good standing under the laws of the State of Wisconsin, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

                  (vii)    Good Standing of Designated Subsidiaries.

                    Kohl's Department Stores, Inc., a Delaware corporation, Kohl's Investment Corp., a Delaware corporation, Kohl's Pennsylvania, Inc., a Pennsylvania corporation and Kohl's Illinois, Inc., a Nevada corporation, are the only "significant subsidiaries" of the Company (as such term is defined under Regulation S-X) and each is validly existing as a corporation in good standing under the laws of the State of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

                  (viii)   Capitalization.

                    All the outstanding shares of common stock have been duly authorized and are validly issued, fully paid and, subject to Wisconsin Business Corporation Law ss. 180.0622(2)(b), nonassessable.

                  (ix)     Authorization of Agreement.

                    This Agreement has been duly authorized, executed and delivered by the Company.

                  (x)      Authorization of the Indenture.

                    The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (xi)     Authorization of the Supplemental Indenture.

                    The Supplemental Indenture has been duly authorized by the Company, and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, as limited


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         by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (xii)    Authorization of the Securities.

                    The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and the Supplemental Indenture delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and Supplemental Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (xiii)   Authorization of the Registration Rights Agreement.

                    The Registration Rights Agreement has been duly authorized by the Company, and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); provided that no representation is made with respect to Section 5 of the Registration Rights Agreement.

                  (xiv) Absence of Defaults and Conflicts; Absence of Further Requirements.

                    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Supplemental Indenture, the Securities and the Registration Rights Agreement will not contravene any provision of applicable federal or state law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any federal or state governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any federal or state governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Supplemental Indenture, the Securities and the Registration Rights Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities or by the 1933 Act and the Trust Indenture Act of 1939, as amended (the "1939 Act"), in connection with the exchange offer as contemplated by the Registration Rights Agreement.


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                  (xv)     Absence of Proceedings.

                    There are no legal or governmental proceedings pending, and the Company does not know of any proceedings that are threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the documents incorporated by reference in the Offering Memorandum and are not so described or any statutes, regulations, material contracts or other documents that are required to be described in the documents incorporated by reference in the Offering Memorandum or to be filed or incorporated by reference as exhibits to such incorporated documents that are not described, filed or incorporated as required.

                  (xvi)    Possession of Licenses and Permits.

                    Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain or file would not have a Material Adverse Effect.

                  (xvii)   Environmental Laws.

                    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (xviii)  Investment Company Act.

                    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" or an entity "controlled" by an


                                       6
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         "investment company", as such terms are defined in the Investment
         Company Act of 1940, as amended.

                  (xix)    Similar Offerings.

                    Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

                  (xx)     Rule 144A Eligibility.

                    The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                  (xxi)    No General Solicitation.

                    None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                  (xxii)   No Registration Required.

                    Subject to compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Sections 2 and 6 and the procedures and agreements set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

                  (xxiii)  Reporting Company.

                    The Company is subject to the reporting requirements of
         Section 13 or Section 15(d) of the 1934 Act.

                  (xxiv)  No Directed Selling Efforts.

                    With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will


                                       7
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         engage in any directed selling efforts within the meaning of Regulation
         S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

                  (xxv)    No Stabilization or Manipulation.

                    None of the Company, its subsidiaries, or any of their respective officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (b)      Officer's Certificates.

                    Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative(s) or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

                  SECTION 2.   SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING.

                  (a)      Securities.

                    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                  (b)      Payment.

                    Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative(s) and the Company, at 9:00 A.M. (eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Company (such time and date of payment and delivery being herein called the "Closing Time").

                  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative(s) for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Morgan Stanley, individually and not as


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

representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

                  (c)      Denominations; Registration.

                    Certificates for the Securities shall be in such denominations ($100,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representative(s) may request in writing at least one full business day before the Closing Time. The certificates representing the Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

                  SECTION 3.   COVENANTS OF THE COMPANY.

                     The Company covenants with each Initial Purchaser as follows:

                  (a)      Offering Memorandum.

                    The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

                  (b)      Notice and Effect of Material Events.

                    The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any changes, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, that is material and adverse and which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.


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                  (c)      Amendment to Offering Memorandum and Supplements.

                    The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                  (d)      Qualification of Securities for Offer and Sale.

                    The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative(s) may reasonably designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (e)      Rating of Securities.
                    The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Securities.

                  (f)      DTC.

                    The Company will cooperate with the Representative(s) and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

                  (g)      Use of Proceeds.

                    The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

                  (h)      Restriction on Sale of Securities.

                    During a period of 30 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Morgan Stanley, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities.

                  SECTION 4.   PAYMENT OF EXPENSES.

                  (a)      Expenses.

                    The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (vii) any fees payable in connection with the rating of the Securities.

                  (b)      Termination of Agreement.

                    If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

                  SECTION 5.   CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS.

                    The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a)      Opinion of Counsel for Company.

                    At the Closing Time, the Representative(s) shall have received the favorable opinion, dated as of the Closing Time, of Godfrey & Kahn, S.C., counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

                  (b)      Opinion of General Counsel for Company.

                    At the Closing Time, the Representative(s) shall have received the favorable opinion, dated as of the Closing Date, of Richard Schepp, Esq., General Counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

                  (c)      Opinion of Counsel for Initial Purchasers.

                    At the Closing Time, the Representative(s) shall have received the favorable opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to the matters set forth in (iii) through (vii), inclusive, (xii) and (xiv) of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative(s). Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d)      Officers' Certificate.

                    At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, that is material and adverse, and the Representative(s) shall have received a certificate of the Chief Executive Officer, President or a Vice President of the Company and of the Chief Operating Officer, Chief Financial or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

                  (e)      Accountants' Comfort Letter.

                    At the Closing Time, the Representative(s) shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (f)      Maintenance of Rating.

                    At the Closing Time, the Securities shall be rated at least A3 by Moody's and A- by S&P, and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other securities.

                  (g)      Additional Documents.

                    At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Initial Purchasers.

                  (h)      Termination of Agreement.

                    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative(s) by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6.   SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.

                  (a)      Offer and Sale Procedures.

                    Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                  (i) Offers and Sales only to Qualified Institutional Buyers, Institutional Accredited Investors and Non-US persons.

                    Offers and sales of the Securities have been and shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers"), (B) to a limited number of persons who are institutional accredited investors, as such term is defined in Rule 501(a)(1), (2), (3) and (7) under the 1933 Act, that the offeror reasonable believes to be and, with respect to sales and deliveries, that are such institutional accredited investors ("Institutional Accredited Investors"), or (C) non-U.S. persons outside the United States, as defined in Regulation S under the 1933 Act, to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act. Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

                  (ii)     No General Solicitation.

                    No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) has been or will be used in the United States in connection with the offering or sale of the Securities.

                  (iii)    No Directed Selling Efforts.

                    With respect to those Securities sold in reliance on Regulation S, (A) none of the Initial Purchasers or any person acting on its behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Initial Purchasers and any person acting on its behalf has complied and will comply with the offering restrictions requirement of Regulation S.

                  (iv)     Purchases by Non-Bank Fiduciaries.

                    In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or an Institutional Accredited Investor or a non-U.S. person outside the United States.

                  (v)      Subsequent Purchaser Notification.

                    Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities
         (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or
         (y) pursuant to another available exemption from registration under the 1933 Act.

                  (vi)     Minimum Denomination Amount.

                    No sale of the Securities to any one Subsequent Purchaser will be in denominations less than U.S. $100,000 and integral multiples of $1,000. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase the Securities in denominations not less than U.S. $100,000 and integral multiples of $1,000.

                  (vii)    Restrictions on Transfer.

                    The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Transfer Restrictions", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

                  (b)      Covenants of the Company.

                    The Company covenants with each Initial Purchaser as follows:

                  (i)      Integration.

                    The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

                  (ii)     Rule 144A Information.

                    The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

                  (iii)    Restriction on Resales.

                    Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

                  (c)      Qualified Institutional Buyer.

                    Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

                  (d)      Resale Pursuant to Rule 903 of Regulation S or Rule
144A.

                    Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities sold hereunder pursuant to Regulation S, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

                  SECTION 7.   INDEMNIFICATION AND CONTRIBUTION.

                  The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein;

                  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Offering Memorandum or any amendments or supplements thereto.

                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing (but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Initial Purchasers and all persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers and such control persons of Initial Purchasers, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  If the indemnification provided for in the first or second paragraph of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover of the Offering Memorandum, bear to the aggregate initial offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

                  The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                  SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

                    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

                  SECTION 9.   TERMINATION OF AGREEMENT.

                  (a)      Termination; General.

                    The Representative(s) may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business affairs or operations of the Company and its subsidiaries, taken as a whole, that is material and adverse, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative(s), impracticable to market the Securities or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated in the Offering Memorandum, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b)      Liabilities.

                    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10.  DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS.

                    If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

                  No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representative(s) or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section.

                  SECTION 11.  NOTICES.

                    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative(s) at 1585 Broadway, New York, New York 10036, attention of Raj Dhanda; notices to the Company shall be directed to it at Kohl's Corporation, N56 W 17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, attention of Arlene Meier, with a copy to Godfrey & Kahn, S.C., 780 North Water Street, Milwaukee, Wisconsin 53202-3590, attention of Peter M. Sommerhauser.

                  SECTION 12.  PARTIES.

                    This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13.  GOVERNING LAW AND TIME.

                    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 14.  EFFECT OF HEADINGS.

                    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                           Very truly yours,

                                           KOHL'S CORPORATION

                                           By  /s/ Arlene Meier
                                             -----------------------------------
                                              Name:  Arlene Meier
                                              Title:  Chief Operating Officer

CONFIRMED AND ACCEPTED,

     as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

LEHMAN BROTHERS INC.



By:  MORGAN STANLEY & CO. INCORPORATED


By:  /s/ Michael Fusco
   -----------------------
     Principal
     Authorized Signatory


                  For itself and as Representative of the other Initial Purchasers named in Schedule A hereto.

                                   SCHEDULE A


                          Name of Initial Purchaser                                  Principal
                          -------------------------                                  Amount of
                                                                                     Securities
                                                                                     ----------
Morgan Stanley & Co. Incorporated ........................................          $180,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated........................            90,000,000
Lehman Brothers Inc.......................................................            30,000,000
                                                                                    ------------
Total.....................................................................          $300,000,000
                                                                                    ============


                                    Sch A-1

                                   SCHEDULE B
                               KOHL'S CORPORATION
                        $300,000,000 6.3% Notes due 2011

                  1. The initial public offering price of the Securities shall be 99.833% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

                  2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 99.183% of the principal amount thereof.

                  3. The interest rate on the Securities shall be 6.3% per annum.

                  4. The Securities are redeemable prior to maturity as set forth in the Offering Memorandum.


                                    Sch B-1

                                                                       EXHIBIT A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

         (i) the Company is validly existing as a corporation in good standing under the laws of the State of Wisconsin and has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum;

         (ii) this Agreement has been duly authorized, executed and delivered by the Company;

         (iii) the Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee), constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms;

         (iv) the Supplemental Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee), constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms;

         (v) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and the Supplemental Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and the Supplemental Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms;

         (vi) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms;

         (vii) the Securities, the Indenture and the Supplemental Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

         (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Supplemental Indenture and the Registration Rights Agreement will not contravene any provision of the law of the State of Wisconsin or the federal laws of the United States applicable to the Company or the articles of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries which has been identified to such counsel by the Company as one of such agreements or instruments that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, without independent investigation other than inquiries of responsible officers of the Company, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any federal or State of Wisconsin governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the

Indenture or the Supplemental Indenture or the Registration Rights Agreement, except such as have been obtained or may be required by securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities or by the 1933 Act and the Trust Indenture Act of 1939, as amended (the "1939 Act"), in connection with the exchange offer as contemplated by the Registration Rights Agreement;

         (ix) the statements (1) in the Offering Memorandum under the caption "Description of Notes" (2) to such counsel's knowledge, after due inquiry of responsible officers of the Company, under the caption "Executive Compensation--Employment Agreements" and "--Other Agreements" in the Company's Proxy Statement for the Annual Meeting of Shareholders held on May 23, 2000, in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein;

         (x) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

         (xi) the statements in the Offering Memorandum under the caption "Certain United States Tax Consequences to Non-United States Holders" insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize the United States federal tax laws referred to therein;

         (xii) based upon the representations, warranties and agreements of the Company and the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with the Purchase Agreement to register the Securities under the 1933 Act or to qualify the Indenture or the Supplemental Indenture under the 1939 Act, it being understood that such counsel need express no opinion as to any subsequent resales of any Security;

         (xiii) each document filed pursuant to the 1934 Act and incorporated by reference in the Offering Memorandum complied when so filed as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder and such counsel need not express any opinion as to the financial statements, schedules and other financial data included in or excluded from such documents filed pursuant to the 1934 Act and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents filed pursuant to the 1934 Act (other than as specified in subparagraph (ix) above insofar as the statements referred to therein relate to provisions of documents and other legal matters); and

         (xiv) in addition, such opinion shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and with your representatives and your counsel at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and need not make any independent check or verification thereof (other than as specified in subparagraphs (vii), (ix) and (xi) above insofar as the captions referred to therein relate to provisions of documents), on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that the Offering Memorandum, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion as to the financial statements, schedules and other financial data included in or excluded from the Offering Memorandum. Such counsel may also state in such opinion that (i) such opinion is limited to the laws of the United States, the State of Wisconsin and the General Corporation Law of the State of Delaware, and (ii) each of subparagraphs (iii),
(iv), (v) and (vi) is limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including without limitation concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might not allow the Trustee to take action based upon the occurrence of a default deemed immaterial, and such counsel may assume that the Trustee will at all times act in good faith, in a commercially reasonable manner and in compliance with all laws and regulations. Such counsel need not express an opinion in subparagraph (vi) as to the enforceability of Section 5 of the Registration Rights Agreement. Such counsel may assume that the laws of the State of New York are identical to the laws of the State of Wisconsin.

                                                                       EXHIBIT B


                                 FORM OF OPINION
                         FROM GENERAL COUNSEL OF COMPANY
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

         (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

         (ii) each of Kohl's Department Stores, Inc., Kohl's Investment Corp., Kohl's Pennsylvania, Inc. and Kohl's Illinois, Inc. is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

         (iii) each of Kohl's Department Stores, Inc., Kohl's Investment Corp., Kohl's Pennsylvania, Inc. and Kohl's Illinois, Inc. is validly existing as a corporation in good standing under the laws of its state of incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum;

         (iv) the statements, to such counsel's knowledge, after due inquiry, in "Item 3 -- Legal Proceedings" of the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2000, insofar as such statements constitute summaries of the legal matters or proceedings referred to therein, fairly present the information called for with respect to such legal matters and proceedings and fairly summarize the matters referred to therein; and

         (v) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the documents incorporated by reference in the Offering Memorandum and is not so described or of any statutes, regulations, material contracts or other documents that are required to be described in the documents incorporated by reference in the Offering Memorandum or to be filed or incorporated by reference as exhibits to such incorporated documents that are not described, filed or incorporated as required.

                                                                         Annex A

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)














                                    Annex A-1